UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐   Preliminary Proxy Statement
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☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☑   Soliciting Material Pursuant to §240.14a-12
Nicor Inc.
(Name of Registrant as Specified In Its Charter)
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EXPLANATORY NOTE
The following communication was provided by Nicor Inc. to certain of its employees on or about January 7, 2011.

Questions and Answers about the Nicor and AGL Resources Merger
With the recent announcement of the merger agreement between Nicor and AGL Resources, employees have submitted numerous questions to our merger e-mail box at merger@nicor.com. Many of the questions are related to the status of employee benefits and how they may change as a result of the merger. At this time, Human Resources is working collaboratively with AGL Resources personnel to review benefit implications, if any. We understand that knowing answers to these questions is important to employees and their families. While it is still early in the process and some questions may not have answers at this time, we are committed to responding to your questions as quickly and completely as possible, and we will keep you informed of important developments regarding your benefits and other merger-related matters.
We have summarized a number of your questions, grouped them into categories and provided answers below.
Benefits
1.	I will not reach the three-year vesting period for my 401(k) prior to the merger’s closing. Will there be an exception to the vesting requirement when the closing occurs?

When the merger closes, employees will be given vesting credit for service accrued at Nicor.

2.	Will employees who are vested in the Nicor Pension Plan remain vested under AGL Resources?

Yes, all employees currently vested within the Nicor Pension and Retirement Plan will remain vested.

3.	Will Nicor make bonus payments to management employees in 2011, and will they still be paid in March?

Our 2010 annual incentive plans will operate as normal with payouts determined after year-end results are finalized and distributed within the normal time frame.

4.	Will management employees receive merit increases in March 2011?

Yes, there will be a merit program for those Nicor companies that normally implement their programs in March.

5.	Will Nicor or AGL Resources hold meetings to explain changes in compensation and benefits?

If any benefit or compensation programs are changed, Nicor and AGL Resources will work collaboratively to provide the necessary information to affected employees in a timely manner using a variety of communication tools.
Call Center Impact
6.	What will happen to the call centers once our union contract expires? Will the Sycamore call center be moved to Naperville or out of state? Will the Sycamore and Bloomington call centers be integrated into one big call center in Naperville?

As stated in the merger announcement, AGL Resources has committed to honoring our collective bargaining agreement with Local 19. Once the merger is final, we will work with AGL Resources to determine implications, if any, on locations and work processes. Any changes will be communicated to union officials and employees as information becomes available.
Use of Contractors
7.	How will the merger impact those who have contract jobs with Nicor Gas?

At this point, it is too early in the process to determine any potential impact on vendor contracts.
AGL Resources Operations
8.	Like many multi-state regulated utilities, does AGL Resources have a “shared services” company that provides corporate services such as accounting, legal and finance to its operating companies? If so, where is the shared services company located?

Yes, AGL Services Company is the service company AGL Resources established to provide certain centralized shared services to the company’s operating segments. AGL Services employees work at locations throughout the company’s footprint. At each local distribution company, for example, AGL Services employees work within the service territory in functions including accounting, engineering, human resources, information technology, marketing, sales and more. Those employees report to their leadership team located at AGL Resources’ corporate headquarters in Atlanta where shared services are centralized.

9.	Does AGL Resources have a clerical union? If so, what union?

No, AGL Resources’ clerical employees are not part of a collective bargaining unit. There are two unions at AGL Resources. Field and meter reading employees at Elizabethtown Gas are part of the Utility Workers of America (Local 424), and field and meter reading employees at Virginia Natural Gas are part of the International Brotherhood of Electrical Workers (Local 50). These agreements represent approximately 12% of AGL Resources’ total employees.

10.	What kind of customer service system does AGL Resources have?

All local distribution companies of AGL Resources operate on a consolidated customer service platform. The system consists of customer and marketer systems for both regulated and deregulated markets. The customer information system is a combination of Customer One, originally from Arthur Andersen, and the Customer Marketer Application (CMA), a custom .NET solution that modernized many functions including the user interface and business rules.

11.	What is the breakdown of the length of service for employees of AGL Resources? For example, how many employees with 1-5 years, 6-10 years, 11-20 years, etc.?

The table below shows the number of AGL Resources employees in each years-of-service category as of December 15, 2010:

Years of	Number of
Service	Employees
0-5	845
6-10	313
11-15	183
16-20	226

Years of	Number of
Service	Employees
21-25	339
26-30	310
31-35	177
36-40	91
41-45	36
46-50	1
Total	2521
Forward Looking Statements
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this release that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year December 31, 2009, and Item 1.A in each of AGL Resources’ and Nicor’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN

IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.
The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.